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                                                                     EXHIBIT 1.1

                           onlinetradinginc.com corp.
                      2700 North Military Trail, Suite 200
                            Boca Raton, Florida 33431

                         FORM OF UNDERWRITING AGREEMENT

                                          , 1999
                                 --------

Werbel-Roth Securities, Inc.
150 East Palmetto Park Road, Suite 501
Boca Raton, Florida 33432

Dear Sirs:

         The undersigned, onlinetradinginc.com corp., a Florida corporation (the "Company"), hereby confirms its agreement with Werbel-Roth Securities, Inc. (being referred to herein as "you" or the "Underwriter"), as follows:

         1. Introduction. The Company proposes to engage you to sell on its behalf, 2,250,000 shares of Common Stock (the "Shares"). The Shares are hereinafter referred to as the "Firm Securities." The Company also proposes to issue and sell to you, pursuant to the terms of the Underwriter's Warrant Agreement, warrants (the "Underwriter's Warrants") for the purchase of up to an additional 225,000 Redeemable Warrants to Purchase 225,000 shares of Common Stock. The Underwriter's Warrants shall be exercisable during the four year period commencing one year from the date of the Prospectus at an exercise price of 120% of the Offering Price per Warrant, subject to adjustments in the number of Shares issuable upon the exercise thereof and in the exercise price of the Underwriter's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Shares and the Underwriter's Warrants are more fully described in the Registration Statement and the Prospectus referred to below.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

                  a. The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement and an amendment or amendments thereto, on Form SB-2 (No. 333-75119), including any related preliminary prospectus (the "Preliminary Prospectus"), for the registration of the Shares and the Underwriter's Warrants (the "Common Shares"), under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the SEC promulgated under the Act. The Company will promptly file a further amendment to said registration statement, which has been similarly prepared, in the form heretofore delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have reasonably objected after having been furnished with a copy thereof. Except as the context may otherwise



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require, such registration statement, as amended, on file with the SEC at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus."

                  b. On the date upon which the Registration Statement is declared effective by the SEC (the "Effective Date") and all times subsequent thereto up to the Closing Date (as such term is defined in Section 4.c. hereof), the Registration Statement and the Prospectus will comply in all material aspects with the applicable provisions of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the SEC (whether filed as a part of the Registration Statement for the registration of the securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the SEC, such Preliminary Prospectus complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.b. does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  c. This Agreement and the Underwriter's Warrant Agreement have been (or as of the Closing Date will have been) duly and validly authorized by the Company, and this Agreement constitutes and the Underwriter's Warrant Agreement, when executed and delivered pursuant to this Agreement, will (assuming due execution by the Underwriter) constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The Shares, the Underwriter's Warrants and the Shares issuable upon exercise of the Underwriter's Warrants to be issued and sold by the Company pursuant to this Agreement, have been duly authorized and, when issued and paid for pursuant to the terms of the Underwriter's Warrant, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares and the Underwriter's Warrants are not and will not be subject to the preemptive rights of any holders of any security of


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the Company or similar contractual right granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and the Underwriter's Warrants has been duly and validly taken. The Underwriter's Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and type of the Company's securities called for thereby; except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                  d. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the issuance and sales of all such securities complied in all respects with applicable federal and state securities laws; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

                  e. The Company has good and marketable title to, or valid and enforceable contractual or leasehold estate in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

                  f. There is no action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding pending or threatened against, or involving the properties or business of the Company which might materially and adversely affect the financial position, or prospects, or business of the Company, except as referred to in the Prospectus.

                  g. All contracts and other documents required to be described in the Registration Statement or the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. There has been no material adverse change in financial condition or results of operations of the Company or development involving a prospective change in the condition or prospects of the Company, financial or otherwise, since the date of the financial statements included in the Prospectus, except as disclosed therein.

                  h. Ahearn, Jasco + Company, P.A., whose report is filed with the SEC as part of the Registration Statement, are independent accountants as required by the Act and the Regulations, and are qualified in all respects to provide the services contemplated by this Agreement.



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                  i. The Company has no subsidiaries. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation. Except as otherwise set forth in the Prospectus, the Company does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which operations require such qualification or licensing. The Company has all requisite corporate power and authority, and the Company has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (collectively, the "Approvals"), to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to have such Approvals would not have a material adverse effect on the Company. The Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal state and local laws, rules and regulations except where the failure to do so would not have a material adverse effect on the Company. The Company has all requisite corporate power and authority to enter into this Agreement and the Underwriter's Warrant Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the issuance of the Shares and the Underwriter's Warrant Agreement, pursuant to the Agreement, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

                  j. The outstanding debt, the property and the business of the Company, conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

                  k. The Shares and the Underwriter's Warrants and other securities issued or to be issued by the Company on or before the Closing Dates described herein conform, or will conform when issued, in all material respects, to all statements with respect thereto contained in the Registration Statement and the Prospectus.

                  l. No material default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing instrument to which the Company, is a party or by which the Company may be bound or to which any of the property or assets of the Company, is subject.

                  m. The Company is not in violation of any term or provision of its respective Articles of Incorporation or By-laws. Neither the execution and delivery of this Agreement, nor the issue and sale of the Shares, the Underwriter's Warrants, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof has materially conflicted with or will materially conflict with, or has resulted in or will result in a material breach of, any of the terms and provisions of, or has constituted or will constitute a material default under, or has resulted in or will result in the creation or imposition of any lien,


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charge or encumbrance upon the property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of the property or assets of the Company, is subject; nor will such action result in any material violation of the provisions of the respective Articles of Incorporation or the By-laws of the Company or any contract or agreement, or any statute or any order, rule or regulation applicable to the Company or any other regulatory authority or other governmental body having jurisdiction over the Company.

                  n. All taxes which are due from the Company have been paid in full, and the Company has no tax deficiency or claim outstanding or assessed against it.

                  o. Subsequent to the respective dates as of which information is given in the most recently circulated Preliminary Prospectus included as a part of the Registration Statement, and except as may otherwise be indicated or contemplated herein or therein, the Company has not issued any securities (except for the issuance of securities described under the caption "Capitalization") or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; and the Company has not (i) incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any transaction other than in the ordinary course of business.

                  p. The SEC has not issued any order preventing or suspending the use of any Preliminary Prospectus or part thereof.

                  q. On the Effective Date, (i) the authorization of capital stock of the Company is as set forth in Registration Statement, and (ii) not more than an aggregate of 100,000,000 shares of Common Stock shall be issued and outstanding (including any and all (A) securities with equivalent rights as the Common Stock, (B) 2,250,000 shares of Common Stock, or such equivalent securities, issuable upon exercise of options, warrants and other contract rights, and (C) securities convertible, directly or indirectly, into shares of Common Stock or such equivalent securities, and excluding any warrants issuable to the Underwriter in connection with the public offering of the Shares and any options which may be outstanding to employees).

                  r. Except for the registration rights granted under the Underwriter's Warrant Agreement, no holders of any securities of the Company or of any options, warrants or convertible of exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company.

                  s. The Company has entered employment agreements with Andrew
S. Allen, Farshid Tafazzoli, E. Steven zum Tobel and Derek Hernquist in the form filed as Exhibit 10.4 to the Registration Statement, and intends to procure keyman life insurance policies in the amount of $2,000,000 on the lives of Andrew S. Allen and Farshid Tafazzoli.

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                  t. The Company has filed a Registration Statement with the SEC pursuant to Section 12(g) of the Exchange Act, and has used its best efforts to have same declared effective by the SEC on an accelerated basis on the Effective Date. In addition, the Company has taken all actions necessary to qualify the Shares for listing on the Nasdaq Stock Market System ("Nasdaq") on the Effective Date.

                  u. Except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, commitments, payments or issuances of securities with respect to the Company that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                  v. Neither the Company nor any of its officers, directors or partners, nor, to the knowledge of the Company, any of its employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier or official or governmental agency or instrumentality of any government (domestic or foreign) or person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus, or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

                  w. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights, methods, protocols, techniques, technologies, procedures and other rights (collectively the "Intangibles") described as owned or used by the Company in the Registration Statement. There is no claim, action or proceeding by any person pending or, to the Company's knowledge, threatened, which pertains to or challenges the rights of the Company with respect to any Intangibles used in the conduct of the business of the Company, except as described in the Prospectus. To the Company's knowledge, the Company's current products, services and processes do not infringe on any Intangibles held by any third party.

                  x. Except as set forth in the Registration Statement, the Company is under no obligation to pay royalties or fees of any kind whatsoever to any third party with respect to Intangibles it has developed, uses, employees or intends to use or employ.

                  y. The Company has generally enjoyed a satisfactory employer/employee relationship with its respective employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of their respective employees


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and employment practices, terms and conditions of employment wages and hours relating thereto. There are no pending or, to the Company's knowledge, threatened investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, threatened against or involving the Company, or any predecessor entity, and none has occurred. No representation question exists respecting the employees of the Company. No collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company.

                  z. Neither the Company nor, to the Company's knowledge, any of its employees, directors or shareholders has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  aa. Except as described in the Registration Statement and financial statements included therein, the Company does not maintain or has not maintained, sponsored or contributed to any program or arrangement that is an "employee pension benefit plan," and "employee welfare benefit plan" or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"), except for the Company's 1999 Stock Option Plan. The Company does not presently maintain or contribute to or at any time in the past, maintained or contributed to a defined benefit plan, as defined in
Section 3(35) of ERISA. The Company has never completely or partially withdrawn from a "multi-employer plan."

                  ab. Except as set forth in the Prospectus under "Certain Transactions," the Company is not a party to any agreement with any officer, director or shareholder of the Company, or any affiliate or associate of any such person or entity which is required to be disclosed in the Prospectus pursuant to Regulation S-B. Except as set forth in the Prospectus, to the Company's knowledge, no officer, director or shareholder of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any such person or entity or the Company, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company, any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

                  ac. The minute books of the Company have been made available to Underwriter's counsel and contain a complete summary of all meetings and actions by unanimous consent of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.


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                  ad. The number of Shares to be offered to the public pursuant to the Registration Statement represents at least 20% of the issued and outstanding shares of the Common Stock after giving effect to the conversion of all convertible securities and the exercise of all outstanding options and warrants (excluding the shares reserved for issuance under the Company's Stock Option Plan, Overallotment Option and the Underwriter's Warrant), and any securities issued with the Underwriter's prior written consent.

                  ae. The Company is in the process of reviewing its operations and any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem. As a result of such review to date, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem," as used herein, means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  af. Each officer and director of the Company and each record owner of shares of Common Stock named in Schedule A hereto has agreed in writing that such person will not, for a period of one year after the date of the Prospectus (the "Lock-Up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than
(i) as a bona fide gift or a distribution to limited partners, members or partners or shareholders of such person, provided that the donees or distributees thereof (as the case may be) agree in writing to be bound by the terms of this restriction or (ii) with the prior written consent of the Underwriter. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. Notwithstanding the foregoing, this restriction shall not prohibit (i) the sale of Option Shares to the Underwriters pursuant to this Agreement or (ii) resales of shares of Common Stock acquired either in the public offering to which the Registration Statement relates or in subsequent open-market purchases. Furthermore, such person also has agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to Dreier &


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Baritz, LLP, counsel for the Underwriter ("Underwriters' Counsel"), a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company has provided to Underwriters' Counsel true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and shareholders have agreed to such or similar restrictions (the "Lock-Up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other shareholders from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

                  ag. In accordance with the provisions of Section 517.075, Florida Statutes, the Company represents and warrants that it does not now do business nor has it ever done business in or with the government of Cuba

         3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants to the Company that it is a member of the NASD and registered as a broker/dealer with the SEC. There are no past, pending or, to the best of the Underwriter's knowledge, threatened proceedings involving the NASD, the Commission or any state regulatory authority which would impair the ability of the Underwriter to conduct the Offering contemplated hereunder.

         4. PURCHASE, SALE AND DELIVERY OF THE SECURITIES AND UNDERWRITER'S WARRANTS.

                  a. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter 2,250,000 Shares, and the Underwriter agrees to purchase from the Company such 2,250,000 Shares at a purchase price of 90% of the public offering price per Share at the time described herein to be sold by the Underwriter, at an initial purchase price of $7.00 per Share.

                  b. On the Closing Date, the Company shall issue and sell to the Underwriter, the Underwriter's Warrants at a total purchase price of $0.001 per warrant, which warrants shall entitle the holders thereof to purchase an aggregate of up to 225,000 Shares. All of the Underwriter's Warrants shall be exercisable for a period of four (4) years commencing one year from the date of the Prospectus at an initial exercise price of 120% of the Offering Price per Share. The Underwriter's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.1 to the Registration Statement.

                  c. Payment for the Underwriter's Warrants shall be made on the Closing Date. Payment for the Firm Securities shall be made on the Closing Date at the Underwriter's election by certified or bank cashier's check in New York Clearing House funds, payable to the order of the Company at the offices of the Underwriter or at such other place as agreed upon by the Underwriter or at such other place as agreed upon by the Underwriter and the Company by wire transfer, upon delivery of certificates (in form and substance satisfactory to the Underwriter) representing the Securities or by confirmation of electronic transfer of the Securities by or on behalf of the Company


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to the Underwriter, through the facilities of the Depository Trust Company
("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). Delivery and payment for the Firm Securities shall be made at 10:00 a.m. New York time, on or before the fifth business day following each of the closings or at such other time as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities are called the "Closing Date." The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at lease two (2) full business days prior to the Closing Date. The Company will permit the Underwriter to examine and package any certificates representing the Firm Securities for delivery, at least one (1) full business day prior to the Closing Date.

                  d. The Company shall not be obligated to sell or deliver Firm Securities except upon tender of payment by the Underwriter for the Firm Securities.

         5. PUBLIC OFFERING. The Underwriter is to make a public offering of the Firm Securities, on a firm commitment basis. The Securities are to be initially offered to the public at the offering price set forth on the cover page of the Prospectus (such price being hereinafter called the "Public Offering Price"). The Underwriter may, at its own expense, enter into one or more agreements as the Underwriter, in its sole discretion, deems advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering.

         6. COVENANTS OF THE COMPANY. The Company covenants and agrees that it will:

                  a. Use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the SEC of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares, or the Underwriter's Warrants for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, and (iv) of the receipt of any comments from the SEC. If the SEC or any state securities commission shall enter a stop order or suspend such qualification at anytime, the Company will make every reasonable effort to obtain promptly the lifting of such order.

                  b. File the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the SEC in accordance with Rule 424.

                  c. During the time when a prospectus is required to be delivered under the Act,


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use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Regulations, as from time to time are in force, so far as necessary to permit the continuance of sales of or dealings in the Shares and the Underwriter's Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated in light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the SEC an appropriate amendment or supplement in accordance with Section 10 of the Act.

                  d. Deliver to the Underwriter, without charge, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and signed copies of all consents of certified experts.

                  e. Endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Shares and the Underwriter's Securities for offering and sale under the securities' laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                  f. Make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Closing Date, an earnings statement (which need not be certified by independent public or independent certified public accounts unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

                  g. For a period of five years from the Effective Date, furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriter (i) a copy of each periodic report the Company shall be required to file with the SEC,
(ii) a copy of each press release and every news item and article with respect to the Company or any Subsidiary or their respective affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (iv) such additional documents and information with respect to the Company or any Subsidiary and their respective affairs or any future subsidiaries of the Company as the Underwriter may from time to time reasonably request.

                  h. Apply the net proceeds from the offering received by it in a manner consistent with the caption "USE OF PROCEEDS" in the Prospectus.

                  i. Deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object, after being furnished such copy, in writing with reasonable specificity as to the nature and extent of any objection.

                  j. Furnish to the Underwriter as early as practicable prior to the date hereof and the Closing Date, but not later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the Effective Date) which have been read by the Company's independent accountants as stated in their letter to be furnished to the Underwriter pursuant to Section 8(g) hereof.

                  k. For a period of three (3) years from the Closing Date, provide the Underwriter, upon its request, at the Company's sole expense, with access to daily consolidated financial transfer sheets and weekly Depository Trust Company reports, relating to the Common Stock, such Common Stock reports to be transmitted by facsimile and designate American Securities Transfer & Trust Company, Inc., as transfer agent for the Company's securities or such other transfer agent mutually agreeable by the Company and the Underwriter.

                  l. For a period of three (3) years after the Effective Date, engage an advisor (the "Advisor") designated in writing by the Underwriter to the Board of Directors of the Company (the "Board"), if requested by the Underwriter. In the event the Underwriter shall not have designated such individual at the time of any meeting of the Board of such person is unavailable to serve, the Company shall notify the Underwriter of each meeting of the Board. All individual designated by the Underwriter shall receive all notices and other correspondence and communications sent by the Company to members of the Board. In addition, such Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to food, lodging and transportation. The Company further agrees that, during said three (3) year period, it shall schedule not less than four (4) formal and "in person" meetings of its Board of Directors in each such year at which meetings such Advisor shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and thirty (30) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company and its principal stockholders shall give notice to the Underwriter with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions.

                  The Company agrees to indemnify and hold the Underwriter and such Advisor harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible (without any additional premium or other related cost to the Company) to include the Advisor as an insured under such policy.

                  m. Until the sooner of (i) seven (7) years from the date hereof, or (ii) the sale to the public of the Underwriter's Warrant Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form SB-2 (or other appropriate form) for the registration under the Act of the Underwriter's Securities.

                  n. For a period of five (5) years from the date hereof, use its best efforts to maintain the quotation by Nasdaq of the Common Stock.

                  o. Supply the Underwriter with one, and Dreier & Baritz, counsel to the Underwriter, with two (2) bound volumes of the underwriting materials within a reasonable time after the latest Closing Date.

                  p. For a period of two years from the Effective Date, not issue any shares of Common Stock or Preferred Stock or any warrants, options or other rights to purchase Common Stock or Preferred Stock at a price less than 120% of the initial public offering price without the prior written consent of the Underwriter; provided, however, that the Company may issue securities upon the conversion of any securities outstanding on the date hereof pursuant to the terms thereof and upon the exercise of any warrants or options outstanding on the date hereof pursuant to the terms thereof.

                  q. So long as the Shares or Underwriter's Securities are registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years or at such other date as mutually agreed upon by and between the Underwriter and the Company, and, within 150 days after the end of each of the Company's fiscal years will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such Rule.

                  r. Enter into the Underwriter's Warrant Agreement in substantially the form filed as Exhibit 4.1 to the Registration Statement.

                  s. The Company has or shall purchase term keyman insurance on the lives of Andrew S. Allen and Farshid Tafazzoli in the amount of $2,000,000 naming the Company as the sole beneficiary thereof, as soon as possible after the Closing Date.

                  t. Take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions.

         7.       PAYMENT OF EXPENSES.

                  a. The Company hereby agrees to pay all reasonable expenses (other than fees of counsel to the Underwriter, except as provided in (iii) below) in connection with the offering, including but not limited to, (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriter in quantities of herein above state, (ii) the printing, engraving, issuance, and delivery of the Shares and the Underwriter's Warrants, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares and the Underwriter's Warrants under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and "Legal Investments Survey," if any, and fees of counsel for the Underwriter (which fees shall be payable by the Company in the sum of up to $25,000) and disbursements of counsel for the Underwriter, (iv) advertising costs and expenses including but not limited to the costs and expenses in connection with the "road show", information meetings and presentations, bound volumes and "tombstones" in publications selected by the Underwriter and prospectus memorabilia, (v) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel or consultant retained, and all reasonable travel and lodging expenses incurred by you and/or counsel to the Underwriter in connection with visits to, and examination of, the Company's premises, (vi) fees and expenses of the transfer agent and warrant agent, (vii) applications for assignments of a rating of the Securities by qualified rating agencies, and
(viii) the fees payable to NASD and Nasdaq. The $25,000 payment to counsel for the Underwriter shall not include fees of special counsel if same is required to be incurred in a merit review state which may require local counsel. In this connection, Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Underwriter. Payments with regard to items (iii),
(iv), and (v) shall be made on or before the Closing Date. The Underwriter shall provide the Company with a written statement itemizing such expenses. In addition to the foregoing, the Company shall subscribe to Blue Sky Data, a data and reporting concern, for the purpose of tracking and maintaining compliance with all applicable Blue Sky laws.

                  b. The Company additionally agrees to pay to the Underwriter an aggregate non-accountable expense allowance in addition to the expenses payable, pursuant to Section 6(a), equal to three (3%) percent of the gross proceeds received by the Company from the sale of Firm Securities and, on its part, the Underwriter agrees to deduct from the said three (3%) percent allowance $40,000 previously paid by the Company to the Underwriter as an advance against payment due pursuant to the provisions of this Section 6(b). In the event the Underwriter terminates the offering or is unable to consummate the offering within one year of the date hereof, the advances toward the non-accountable expenses shall be non-refundable and deemed fully earned in connection with its due diligence efforts and all services provided to the date of such termination.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

                  a. The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the SEC and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of Underwriter's Counsel.

                  b. At the Closing Date, the Underwriter shall have received the favorable opinion of Broad and Cassel, counsel to the Company dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that:

                  (1) the Company (A) has been incorporated under the Florida Business Corporations Act and its status is active, (B) is qualified and in good standing as a foreign corporation in each jurisdiction in which, to such counsel's knowledge, its ownership or leasing of any properties or the character of its operations requires such qualifications, except where failure to do so would have a material adverse effect on the Company, and (C ) has all requisite power and authority to own or lease its properties and conduct its business as described in the Prospectus;

                  (2) the Shares, Underwriter's Warrants and the Common Shares have been duly authorized and are, or in the case of the Underwriter's Warrants, will be, upon exercise and payment therefor, validly issued, fully paid and non-assessable securities of the Company, and the holders thereof are not and will not be subject to personal liability by reason of being such holders; none of the Shares, Underwriter's Warrants or the Common Shares (i) are subject to any preemptive or similar contractual rights of any stockholder of the Company by reason of the Company's certificate of incorporation, as amended, or any applicable statute; or (ii) are subject to any preemptive, or, to such counsel's knowledge, similar contractual rights of any stockholder of the Company by reason of any agreement to which the Company is a party; all corporate action required to be taken for the authorization, issue and sale of such securities has been duly and validly taken; if issued, the Underwriter's Warrants shall constitute, valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby; and the certificates representing the Shares and the

         Underwriter's Warrant are in due and proper form;

                  (3) except as described in the Prospectus, to such counsel's knowledge, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.

                  (4) this Agreement and the Underwriter's Warrant Agreement have each been duly and validly authorized, executed and delivered by the Company, assuming due execution by the parties thereto other than the Company, and are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (B) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and C) that the remedy of specific performance, injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (5) to such counsel's knowledge, there are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement other than those described and filed as required, and to such counsel's knowledge, there are no statutes, rules or regulations or legal governmental proceedings required to be described in the Prospectus which are not described as required and no legal or governmental proceedings pending or threatened which could materially adversely affect the business or financial conditions of the Company which have not been disclosed in the Prospectus;

                  (6) the Registration Statement is effective under the Act, and to such counsel's knowledge, no proceedings for a stop order are pending or, to such counsel's knowledge threatened under the Act;

                  (7) all consents, approvals, authorizations or orders of any court or governmental agency or body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are in effect;

                  (8) neither the execution and delivery of this Agreement, the Underwriter's Warrant Agreement nor the issue and sale of the Shares, Underwriter's Warrants or the Common Shares, nor the consummation of the transactions contemplated hereby, nor the compliance by the Company with the terms and provisions hereof, constitute a default under, any agreement that the Company is a party to, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any mortgage, deed of trust, note, indenture or loan or credit agreement or any other agreement or instrument known to such counsel (after due inquiry) to which the Company is a party or by which the Company may be bound or which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Company, or any statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company;

                  (9) the Registration Statement, each preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accounts for the Company and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus);

                  (10) the terms and provisions of the Shares, the Underwriter's Warrants, the Common Shares and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                  (11) to such counsel's knowledge, the Company is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company or any of their respective properties may be bound or affected; the Company is not in violation of any term or provision of its Articles of Incorporation or By-laws, and the Company is not in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, except as referred to in the Prospectus;

                  (12) the statements in the Prospectus under "RISK FACTORS", "BUSINESS", "CERTAIN TRANSACTIONS", "MANAGEMENT" and "DESCRIPTION OF SECURITIES" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions are correct in all material aspects;

                  (13) the authorized and outstanding capital stock of the Company is as set forth under the caption stock of the Company is as set forth under the caption "CAPITALIZATION" in the Prospectus; all of the issued and outstanding capital stock, options and warrants of the Company have been duly authorized and validly issued and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable; and none of such securities or interests were issued in violation of the preemptive rights or similar rights of any holder of any security of interest of the Company or of any applicable federal or state securities law;

                  (14) to such counsel's knowledge, the Company is conducting its operations in compliance with applicable federal, state and local laws, statutes, rules and regulations;

                  (15) to such counsel's knowledge, the Company has good and marketable title to, or valid and enforceable leasehold estates in the item of real and personal property stated in the Prospectus to be owned or leased by it as lessee, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable;

                  (16) to such counsel's knowledge, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriter's compensation, as determined by the NASD;

                  (17) to such counsel's knowledge, persons listed under the caption "PRINCIPAL STOCKHOLDERS" in the Prospectus are the respective "beneficial owners" (as such phrase is defined in Regulation 13d-3 under the Exchange Act) of the shares of Common Stock set forth opposite their respective names thereunder as and to the extent set forth herein;

                  (18) to such counsel's knowledge, other than as set forth in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement therefore; and

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such option, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's counsel) of other counsel reasonably acceptable to Underwriter's counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriter and they are justified in relying thereon.

                  c. On or prior to the Closing Date, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in Section 8(b.), or in order to evidence the accuracy, completeness or satisfaction of any of the representation, warranties or conditions herein contained.

                  d. Prior to the Closing Date, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects of the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company wherein any unfavorable result or decision could materially adversely affect any of their respective properties or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects of financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (vi) no stop order shall have been issued under the Act and no proceedings thereof shall have been initiated or threatened by the SEC; and (vii) the market for securities in general or for the Company's Shares in particular, or political, financial or economic conditions shall have materially changed from those reasonably foreseeable as of the date hereof as to render it impracticable in the Underwriter's judgment to make a public offering of the Shares, or there has been a material adverse change in market levels for securities in general (or those of the Company in particular) or financial or economic conditions which render it inadvisable in the Underwriter's judgment to proceed.

                  e. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board or the President and Secretary of the Company, dated the Closing Date to the effect that the conditions set forth in subsections d. (i) through (vi) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.

                  f. By the Closing Date, the Underwriter shall have received clearance from NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

                  g. At the time this Agreement is executed, and at the Closing Date, the Underwriter shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) to the Underwriter and to Dreier & Baritz, counsel for the Underwriter, from Ahearn, Jasco + Company, P.A. dated, respectively, as of the date of this Agreement and as of the Closing Date.

                  (1) confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations, appropriately qualified to perform the services contemplated by their engagement;

                  (2) stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                  (3) stating that, on the basis of a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) either the audited financial statements for the years ended January 31, 1998 and 1999 of the Company in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act, and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company included in the Registration Statement, (B) at a date not later than five (5) days prior to the Effective Date, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the January 31, 1999 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (C) during the period from ____________ to a specified date not more than five (5) days prior to the Effective Date there was any decrease in net revenues, increase in net losses or increases in net losses per common share of the Company, in each case as compared with the corresponding period beginning ______________ other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                  (4) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general account records, including worksheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                  (5) statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.

                  h. All proceedings taken in connection with the authorization, issuance or sale of the Shares, the Underwriter's Warrants and the Common Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and to Underwriter's Counsel.

                  i. On the Closing Date, there shall have been duly tendered to you for your account the appropriate number of Securities and individually for your own account the Underwriter's Warrants.

                  j. No order suspending the sale of the Securities in any jurisdiction designated by you pursuant to Section 5(d) hereof shall have been issued on the Closing Date (unless requested by the Underwriter), and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

                  Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         9.       INDEMNIFICATION.

                  (1) The Company shall indemnify and hold the Underwriter, and each person, if any, who controls the Underwriter ("Controlling Person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act), harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the Exchange Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the Registration Statement, Prospectus and related Exhibits filed under the Act. In addition, the Company shall also indemnify and hold the Underwriter harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

                      The Underwriter shall give the Company prompt notice of any such liability, claim or lawsuit which the Underwriter contends is the subject matter of the Company's indemnification, and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit,


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



including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

                      The Underwriter shall indemnify and hold the Company, and each Controlling Person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the Exchange Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Underwriter for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. In addition, the Underwriter shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

                       The Company shall give to the Underwriter prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Underwriter's indemnification and the Underwriter thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

                        In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person for which indemnification is provided under this Section 9, then, and in each such case, the Company and the Underwriter shall contributed to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the Prospectus (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above in no event shall the Underwriter be required to contribute any amount in excess of 10% of the initial public offering price of the Securities; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                        Within fifteen (15) days after receipt of any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relive it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party of his or its representatives of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The indemnification provisions contained in this Section 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

         10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise required, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and such representations, warranties and agreements of the Underwriter and the Company, including the indemnity agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter until the earlier of the expiration of any applicable statue of limitations and the seventh anniversary of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

         11.      EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION HEREOF.

                  (1) This Agreement shall become effective at 9:30 a.m., New York time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriter of the Securities, whichever is earlier. The time of the initial public offering, for the purpose of this Section 11, shall mean the time, after the Registration Statement becomes effective, of the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Securities or the time, after the Registration Statement becomes effective, when the Securities are first released by the Underwriter for offering by the Underwriter or dealers by letter or telegram, whichever shall first occur. The Underwriter may prevent this Agreement from becoming effective without liability to any other party, except as noted below, by giving the notice indicated below in this Section 11 before the time this Agreement becomes effective. The Underwriter agrees to give the undersigned notice of the commencement of the offering described herein.

                  (2) The Underwriter shall have the right to terminate this Agreement if any of the conditions enumerated in Section 8 are not fulfilled or waived by the Underwriter on or before any

Closing Date.

                  (3) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be notified on the same day as such election is made by the Underwriter by telephone or telegram, confirmed by letter.

                  (4) Anything herein to the contrary notwithstanding, the Underwriter shall retain the initial non-refundable $40,000 advance against expenses, previously paid.

                  Notwithstanding any contrary provision contained in this agreement, any election hereunder or termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 9 shall not be in any way affected.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Witnesses:                                onlinetradinginc.com corp.


                                          By:
----------------------------                 ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
----------------------------                    ------------------------------


                                          WERBEL-ROTH SECURITIES, INC.


                                          By:
----------------------------                 ---------------------------------
                                          Name:
----------------------------                   -------------------------------
                                          Title:
----------------------------                    ------------------------------